EXHIBIT 32.2
Certification of Chief Financial Officer
     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kilroy Realty Corporation (the “Company”) hereby certifies, to his knowledge, that:
     (i) the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tyler H. Rose Tyler H. Rose
Executive Vice President and
Chief Financial Officer

Date: February 10, 2011
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, and is not being filed as part of the Report or as a separate disclosure document and is not being incorporated by reference into any filing of the Company or Kilroy Realty, L.P. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (whether made before or after the date of the Report) irrespective of any general incorporation language contained in such filing. The signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.